Exhibit 99.1

FOR IMMEDIATE RELEASE

Don Templin Elected to Jackson’s Board of Directors

LANSING, Mich. — October 14, 2026 — Jackson Financial Inc.1 (NYSE: JXN) (Jackson®) announced today that its Board of Directors has elected Donald C. (“Don”) Templin as a new independent director. He was also appointed as a member of the Board’s Audit and Compensation committees.

“I am pleased to welcome Don to Jackson’s Board of Directors,” said Steve Kandarian, independent chair of the Jackson board. “His experience as a financial leader in the insurance and energy industries, combined with his extensive audit expertise, gives him a deep understanding of complex, highly regulated businesses and long-term capital allocation. We are confident Don will bring a valuable perspective to our Board.”

“I am honored to join Jackson’s Board of Directors at such an exciting time for the company,” Templin said. “Jackson has established a strong position in the retirement industry through its financial discipline, commitment to its policyholders and focus on long-term value creation. I look forward to working with my fellow directors to provide thoughtful oversight and support the company’s continued success.”

Templin is the former Executive Vice President and Chief Financial Officer of Voya Financial. Prior to Voya, he held senior leadership roles at Marathon Petroleum Corporation, including Executive Vice President and Chief Financial Officer. His earlier career also included a 26-year tenure as a certified public accountant at PricewaterhouseCoopers LLC, culminating in his role as Managing Partner of the Audit Practice in Georgia, Alabama and Tennessee. In the past 13 years, he also has served as an independent director on three public company boards, of which he was an audit committee member for two of those boards. Templin holds a Bachelor of Arts in Accounting from Grove City College.

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ABOUT JACKSON

Jackson® (NYSE: JXN) is committed to helping clarify the complexity of retirement planning—for financial professionals and their clients. Through our range of annuity products, financial know-how, history of award-winning service* and streamlined experiences, we strive to reduce the confusion that complicates retirement planning. We take a balanced, long-term approach to responsibly serving all our stakeholders, including customers, shareholders, distribution partners, employees, regulators and community partners. We believe by providing clarity for all today, we can help drive better outcomes for tomorrow. For more information, visit www.jackson.com.

*SQM (Service Quality Measurement Group) Call Center Awards Program for 2004 and 2006-2025. (Criteria used for Call Center World Class FCR Certification is 80% or higher of customers getting their contact resolved on the first call to the call center (FCR) for three consecutive months or more.)

Jackson® is the marketing name for Jackson Financial Inc., Jackson National Life Insurance Company® (Home Office: Lansing,

1 Jackson Financial Inc. is a U.S. holding company and the direct parent of Jackson Holdings LLC (JHLLC). The wholly-owned direct and indirect subsidiaries of JHLLC include Jackson National Life Insurance Company, Brooke Life Insurance Company, PPM America, Inc. and Jackson National Asset Management, LLC.

Michigan) and Jackson National Life Insurance Company of New York® (Home Office: Purchase, New York).

SAFE HARBOR STATEMENT

The information in this press release contains forward-looking statements about future events and circumstances and their effects upon revenues, expenses and business opportunities. Generally speaking, any statement in this release not based upon historical fact is a forward-looking statement. Forward-looking statements can also be identified by the use of forward-looking or conditional words, such as “could,” “should,” “can,” “continue,” “estimate,” “forecast,” “intend,” “look,” “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “predict,” “remain,” “future,” “confident” and “commit” or similar expressions. In particular, statements regarding plans, strategies, prospects, targets and expectations regarding the business and industry are forward-looking statements. They reflect expectations, are not guarantees of performance and speak only as of the dates the statements are made. We caution investors that these forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected, expressed, or implied. Factors that could cause actual results to differ materially from those in the forward-looking statements include those reflected in Part I, Item 1A. Risk Factors and Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 26, 2025, and elsewhere in the Company’s reports filed with the SEC. Except as required by law, Jackson Financial Inc. does not undertake to update such forward-looking statements. You should not rely unduly on forward-looking statements.

WEBSITE INFORMATION

Visit investors.jackson.com to view information regarding Jackson Financial Inc. We routinely use our investor relations website as a primary channel for disclosing key information to our investors. We may use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations. Accordingly, investors should monitor our investor relations website, in addition to following our press releases, filings with the SEC, public conference calls, presentations, and webcasts. We and certain of our senior executives may also use social media channels to communicate with our investors and the public about our Company and other matters, and those communications could be deemed to be material information. The information contained on, or that may be accessed through, our website, our social media channels, or our executives’ social media channels is not incorporated by reference into and is not part of this release.

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Media Contact:

Amanda Chaney

mediarelations@jackson.com

Investor Relations Contact:

Andrew Campbell

investorrelations@jackson.com

PR3877 10/26